UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       __________________________________


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 23, 2005

                                   __________


                        GEORGE FOREMAN ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                     000-26585              54-1811721
(State or other jurisdiction of   (Commission file number)   (I.R.S. employer
 incorporation or organization)                             identification no.)


      100 N. Wilkes-Barre Blvd.
               4th Floor                                         18702
            Wilkes-Barre, PA                                   (Zip code)
 (Address of principal executive offices)

       Registrant's telephone number, including area code: (570) 822-6277


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------

Item 1.01   Entry into a Material Definitive Agreement.

      On November 23, 2005, George Foreman Enterprises, Inc. (the "Company") entered into a binding Letter Agreement (the "Agreement") with Circle Group Holdings, Inc. ("CXN") pursuant to which both parties will form a new limited liability company ("Newco") for the purpose of promoting CXN's zero calorie fat replacement food ingredient, Z-Trim(R) (the "Joint Venture"). Under the terms of the Agreement, the Company will contribute to Newco $150,000 cash and certain rights to George Foreman's name and likeness in exchange for a 50.1% membership interest, and CXN will contribute to Newco $150,000 cash and up to 5 million shares of CXN common stock in exchange for a 49.9% membership interest. The Company will also be entitled to two seats on CXN's board of directors and CXN has agreed not to use any spokesperson for Z-Trim(R) other than George Foreman or CXN's current spokespersons without the Company's consent.

      During the term of the Agreement, if CXN's sales of Z-Trim(R) produce revenues of $30 million or gross profits of $10 million in any one year, the Company shall receive a cash bonus of $100,000; if CXN's sales of Z-Trim(R) produce revenues of $50 million or gross profits of $15 million in any one year, the Company shall receive a cash bonus of $200,000; if CXN's sales of Z-Trim(R) produce revenues of $70 million or gross profits of $20 million in any one year, the Company shall receive a cash bonus of $300,000; if CXN's sales of Z-Trim(R) produce revenues of $90 million or gross profits of $25 million in any one year, the Company shall receive a cash bonus of $400,000; and if CXN's sales of Z-Trim(R) produce revenues of $110 million or gross profits of $30 million in any one year, the Company shall receive a cash bonus of $500,000.

      In addition, whether or not CXN achieves increased sales of Z-Trim(R), the Company has the right under the Agreement to convert its interest in Newco to up to 50% of the then-outstanding common stock and other equity (if any) of CXN upon achieving certain milestones including the creation of Newco, launching a national public relations campaign, and George Foreman's promotion of Z-Trim(R) via national media. CXN is obligated to register with the Securities Exchange Commission and list with the American Stock Exchange any shares of common stock of CXN into which the Company converts its Newco interests.

      The Joint Venture is subject to the Company's limited due diligence cancellation condition in the event that third-party analysis of Z-Trim(R) shows results inconsistent with CXN's claims of benefits and safety, or based upon the Company's determination after meeting with food manufacturers regarding the prospects of securing contracts utilizing Z-Trim(R) and George Foreman in future product campaigns. The Company has 60 days from the date of the Agreement to exercise this right. Furthermore, CXN is required by American Stock Exchange regulations to obtain shareholder approval prior to issuing 20% or more of CXN's common stock pursuant to the Joint Venture.

      In connection with forming Newco, the parties will enter into more definitive detailed documentation that will contain more detailed terms of the Joint Venture consistent with the Agreement.

Item 9.01. Financial Statements and Exhibits.

      (d)   Exhibits

10.1 Letter Agreement between George Foreman Enterprises, Inc. and Circle Group Holdings, Inc. dated November 23, 2005 (portions omitted pursuant to a request for confidential treatment).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: November 29, 2005


                                    GEORGE FOREMAN ENTERPRISES, INC.


                                    By: /s/ Efrem Gerszberg
                                       --------------------------------
                                       Name:  Efrem Gerszberg
                                       Title: President